                                                                     EXHIBIT 4.2




BANC OF AMERICA SECURITIES LLC                              LEHMAN BROTHERS INC.






                     $220,000,000 AGGREGATE PRINCIPAL AMOUNT

                                RADIAN GROUP INC.

                       2.25% SENIOR CONVERTIBLE DEBENTURES

                                    DUE 2022

                          REGISTRATION RIGHTS AGREEMENT

                             DATED JANUARY 11, 2002
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                                TABLE OF CONTENTS


SECTION 1.   DEFINITIONS...................................................    1
SECTION 2.   HOLDERS.......................................................    3
SECTION 3.   SHELF REGISTRATION............................................    3
SECTION 4.   REGISTRATION PROCEDURES.......................................    5
SECTION 5.   HOLDERS' AGREEMENTS...........................................    8
SECTION 6.   REGISTRATION EXPENSES.........................................    8
SECTION 7.   INDEMNIFICATION AND CONTRIBUTION..............................    8
(a)   Indemnification of the Holders.......................................    8
(b)   Indemnification of the Company.......................................    9
(c)   Notification and Other Indemnification Procedures....................    9
(d)   Settlements..........................................................   10
(e)   Contribution.........................................................   10
(f)   Survival.............................................................   11
SECTION 8.   RULE 144A AND RULE 144........................................   11
SECTION 9.   MISCELLANEOUS.................................................   12
(a)   No Inconsistent Agreements...........................................   12
(b)   Amendments and Waivers...............................................   12
(c)   Notices..............................................................   12
(d)   Successors and Assigns...............................................   12
(e)   Counterparts.........................................................   13
(f)   Headings.............................................................   13
(g)   Governing Law........................................................   13
(h)   Severability.........................................................   13
(i)   Debentures Held by the Company, etc..................................   13
(j)   Entire Agreement.....................................................   13

                     This Registration Rights Agreement (this "Agreement") is made and entered into as of January 11, 2002 by and among Radian Group Inc., a Delaware corporation (the "Company"), and Banc of America Securities LLC and Lehman Brothers Inc. (the "Initial Purchasers"). The Company proposes to issue and sell to the Initial Purchasers (the "Initial Placement") $200,000,000 in aggregate principal amount of its 2.25% Senior Convertible Debentures due 2022 (the "Firm Debentures"). In addition, the Company has granted to the Initial Purchasers an option to purchase up to an additional $20,000,000 in aggregate principal amount of its 2.25% Senior Convertible Debentures due 2022 (the "Optional Debentures" and, together with the Firm Debentures, the "Debentures"). As an inducement to the Initial Purchasers to enter into the purchase agreement, dated as of January 7, 2002 (the "Purchase Agreement"), and in satisfaction of a condition to the Initial Purchasers' obligations thereunder, the Company agrees with the Initial Purchasers, (i) for the benefit of the Initial Purchasers and
(ii) for the benefit of the holders from time to time of the Debentures whose names appear in the register maintained by the Registrar in accordance with the provisions of the Indenture (as defined in Section 1) (including the Initial Purchasers), as follows:

            SECTION 1. DEFINITIONS.

                     Capitalized terms used in this Agreement without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                     "Affiliate" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                     "Agreement" means this Registration Rights Agreement.

                     "Closing" has the meaning set forth in Section 3(a).

                     "Commission" means the Securities and Exchange Commission.

                     "Common Stock" means the common stock of the Company, par value $0.001 per share, issuable upon the conversion of the Debentures.

                     "Damages Payment Date" means each Interest Payment Date. For purposes of this Agreement, if no Debentures are outstanding, "Damages Payment Date" shall mean each January 1 and July 1.

                     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                     "Holder" has the meaning set forth in Section 2.

                     "Indenture" means the Indenture, dated as of January 11, 2002, between the Company and the Trustee, relating to the Debentures, as the same may be amended from time to time in accordance with its terms.

                     "Initial Placement" has the meaning set forth in the preamble.

                     "Interest Payment Date" has the meaning set forth in the Indenture.

                     "Majority Holders" means the Holders of a majority of the aggregate principal amount of securities registered under a Shelf Registration Statement.

                     "Notice and Questionnaire" means a notice and questionnaire substantially in the form of Exhibit A.

                     "Prospectus" means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities
Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of Transfer Restricted Securities covered by such Shelf Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments and including all information incorporated by reference into such Prospectus.

                     "Registration Default" has the meaning set forth in Section 3(d).

                     "Shelf Registration" means a registration effected pursuant to Section 3.

                     "Shelf Registration Period" has the meaning set forth in
Section 3(b).

                     "Shelf Registration Statement" means a "shelf" registration statement of the Company pursuant to the provisions of Section 3 that covers some or all of the Transfer Restricted Securities as applicable, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, and in each case, including the Prospectus contained therein, all exhibits thereto and all material incorporated therein by reference.

                     "Special Interest" has the meaning set forth in Section
3(d).

                     "Supplemental Delay Period" means any period commencing on the date of receipt by a Holder of Transfer Restricted Securities of any notice from the Company of the existence of any fact or event of the kind described in
Section 4(b) (2) and ending on the date of receipt by such Holder of an amended or supplemented Shelf Registration Statement or Prospectus, as contemplated by
Section 4(h), or the receipt by such Holder of written notice from the Company (the "Advice") that the use of the Prospectus may be resumed, and the receipt of copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

                     "Transfer Restricted Securities" means each Debenture and the common stock issuable upon conversion thereof until (i) the date on which such Debenture or common stock has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (ii) the date on which such Debenture or common stock is distributed to the public pursuant to Rule 144 under the Securities Act (or any similar provision then in effect) or is salable pursuant to Rule 144(k) under the Securities Act or (iii) the date on which such Debenture or the common stock ceases to be outstanding.

                     "Trustee" means the trustee with respect to the Debentures under the Indenture.

                     "Underwriter" means any underwriter of Debentures in connection with an offering thereof under a Shelf Registration Statement.

            SECTION 2. HOLDERS.

                     A person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such person becomes an owner of such Transfer Restricted Securities and includes broker-dealers that hold Transfer Restricted Securities (i) as a result of market making activities and other trading activities and (ii) which were acquired directly from the Company or an Affiliate of the Company.

            SECTION 3. SHELF REGISTRATION.

      (a) The Company shall, within 100 days of the date of original issuance of the Firm Debentures (the "Closing"), file with the Commission, and thereafter shall use its best efforts to cause to be declared effective under the Securities Act as promptly as practicable, but in no event later than 190 days after the Closing, a Shelf Registration Statement relating to the offer and sale of the Transfer Restricted Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement.

      (b) The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective until the earliest of:

                  (i) two years after the last date of original issuance of any of the Debentures;

                  (ii) the date when the holders of the Debentures and the common stock issuable upon conversion of the Debentures are able to sell all such securities immediately without restriction pursuant to Rule 144(k) under the Securities Act; and

                  (iii) the date when all of the Debentures and the common stock issuable upon conversion of the Debentures of those holders who complete and deliver in a timely manner as required by this Agreement a Notice and Questionnaire are registered under the Shelf Registration Statement and disposed of in accordance with the Shelf Registration Statement.

      (c) Upon

                  (i) the occurrence of any event or the existence of any fact as a result of which the Shelf Registration Statement, in the judgment of the Company, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or

                  (ii) the Company's good faith determination that the disclosure of material non-public information would be seriously detrimental to the Company and its subsidiaries, or

                  (iii) the issuance by the Commission of a stop order suspending the effectiveness of the Shelf Registration Statement;

                  (iv) the Company shall be entitled to suspend the availability of the Shelf Registration Statement or any Prospectus during a Supplemental Delay Period, without incurring

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      or accruing any obligation to pay Special Interest, no more than one time in any three month period or four times in any twelve month period, in any case not to exceed 45 days in any three month period, and not to exceed an aggregate of 90 days in any twelve month period; provided, however, if the material non-public information relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which the Company determines in good faith would be reasonably likely to impede its ability to consummate such transaction, the Company may, without incurring any obligation to pay Special Interest, deliver to the Holders a second notice to the effect set forth above, which shall have the effect of extending the Supplemental Delay Period by up to an additional 15 days.

      (d) If:

                  (i) the Shelf Registration Statement is not filed with the Commission prior to or on the 100th day after the Closing; or

                  (ii) the Shelf Registration Statement has not been declared effective by the Commission prior to or on the 190th day after the Closing; or

                  (iii) at any time after the 190th day after the Closing, the Shelf Registration Statement ceases to be effective or fails to be usable for its intended purpose or if the Company suspends the use of the Prospectus forming a part thereof; except under the circumstances and for the time periods set forth in Section 3(c) above,

(each such event referred to in foregoing clauses (i) through (iii), a "Registration Default"), the Company hereby agrees to pay additional interest ("Special Interest") with respect to the Transfer Restricted Securities from and including the day following the Registration Default to but excluding the earlier of (1) the day on which the Registration Default has been cured and (2) the date the Shelf Registration Statement is no longer required to be kept effective, which shall accrue at a rate per year as follows:

                        (A) 0.25% of the principal amount of a Debenture to and including the 90th day following such Registration Default; and

                        (B) 0.50% of the principal amount of a Debenture from and after the 91st day following such Registration Default.

In no event will additional interest accrue at a rate per year exceeding 0.50%. If a holder has converted some or all of its Debentures into common stock, the holder will be entitled to receive equivalent amounts based on the principal amount of the Debentures converted. A holder will not be entitled to additional interest unless it has provided all information requested by the questionnaire prior to the deadline set forth in Section 4(k) of this Agreement.

      (e) All accrued Special Interest shall be paid semiannually in arrears to Holders by the Company on each Damages Payment Date by wire transfer of immediately available funds. Following the cure of all Registration Defaults relating to any particular Debenture or share of Common Stock issued upon conversion of Debentures, the accrual of Special Interest with respect to such Debenture or such share of Common Stock shall cease.

            SECTION 4. REGISTRATION PROCEDURES.

                     In connection with any Shelf Registration Statement, the following provisions shall apply:

      (a) The Company shall ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(iii) except as permitted by Section 3, any Prospectus forming part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

      (b) (1) The Company shall advise the Initial Purchasers and the Holders of Transfer Restricted Securities named in any Shelf Registration Statement that have provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by the Initial Purchasers or any such Holder, confirm such advice in writing when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective.

            (2) The Company shall advise the Initial Purchasers and the Holders of Transfer Restricted Securities named in any Shelf Registration Statement, which have provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by the Initial Purchasers or any such Holder, confirm such advice in writing to the extent set forth below:

                  (i) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information, provided that such request will only be furnished to a Holder other than the Initial Purchasers to the extent such request by the Commission pertains to information provided by such Holder;

                  (ii) of the initiation by the Commission of proceedings relating to a stop order suspending the effectiveness of the Shelf Registration Statement;

                  (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement;

                  (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                  (v)   in reliance on the Holders' agreement set forth in
      Section 5(b) of this Agreement, of the existence of any fact and the happening of any event (including, without limitation, pending negotiations relating to, or the consummation of, a transaction or the occurrence of any event which would require additional disclosure of material non-public information by the Company in the Shelf Registration Statement as to which the Company has a bona fide business purpose for preserving confidential or which renders the Company unable to comply with Commission requirements) that, in the opinion of the Company, makes untrue any statement of a material fact made in its Shelf Registration Statement, the Prospectus or any amendment or supplement thereto or any document incorporated by reference therein or requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

                  Such advice may be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made.

      (c) The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of any Shelf Registration Statement at the earliest possible time.

      (d) The Company shall use its best efforts to furnish to each selling Holder named in any Shelf Registration Statement who so requests in writing and who has provided to the Company an address for notices, without charge, at least one conformed copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and, if the Holder so requests in writing, all exhibits and schedules (including those incorporated by reference).

      (e) The Company shall, during the Shelf Registration Period, deliver to each Holder of Transfer Restricted Securities named in any Shelf Registration Statement and who has provided to the Company an address for notices, without charge, as many copies of the Prospectus (including each preliminary Prospectus) contained in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; subject to any notice by the Company in accordance with Section 5(b) hereof, the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders for the purposes of offering and resale of the Transfer Restricted Securities covered by the Prospectus in accordance with the applicable regulations promulgated under the Securities Act and any restrictions set forth in the Prospectus.

      (f) Prior to any offering of Transfer Restricted Securities pursuant to any Shelf Registration Statement, the Company shall register or qualify or reasonably cooperate with the Holders of Transfer Restricted Securities named therein and their respective counsel in connection with the registration or qualification of such Transfer Restricted Securities for offer and sale under the securities or blue sky laws of such jurisdictions of the United States as any such Holders reasonably request in writing not later than the date that is five business days prior to the date upon which this Agreement specifies that the Shelf Registration Statement shall become effective; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general or unlimited service of process or to taxation in any such jurisdiction where it is not then so subject.

      (g) The Company shall reasonably cooperate with the Holders of Transfer Restricted Securities to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request in writing.

      (h) Except to the extent otherwise permitted under Section 3, upon the occurrence of any event contemplated by paragraph 4(b)(2)(v) hereof, the Company shall promptly prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that as thereafter delivered to purchasers of the Transfer Restricted Securities covered thereby, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (i) The Company shall make generally available to its security holders in a regular filing on Form 10-Q or 10-K an earnings statement satisfying the provisions of Rule 158 (which need not be audited) for the twelve-month period commencing after effectiveness of the Shelf Registration Statement.

      (j) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939 prior to the effectiveness of the Shelf Registration Statement.

      (k) The Company will furnish a notice of registration statement and selling securityholder election and questionnaire, in substantially the form of Exhibit A, to each Holder to obtain certain information regarding the Holder for inclusion in the Prospectus. To be named as selling Holders in the related Prospectus at the time of effectiveness, Holders must complete and deliver the questionnaire within 20 business days of the date of the questionnaire. Notwithstanding the foregoing, transferees of all or any portion of the Transfer Restricted Securities may complete the questionnaire and deliver it to the Company on or prior to the earlier of (1) the 20th business day after the date of completion of the transfer to such transferee and (2) 9:00 a.m., Philadelphia time, on the second business day prior to the date the Shelf Registration Statement is declared effective. Holders that do not complete and deliver the questionnaire in a timely manner will not be named as selling securityholders in the Prospectus and therefore will not be permitted to sell any of their Transfer Restricted Securities pursuant to the Shelf Registration Statement.

      (l) The Company shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Majority Holders reasonably agree should be included therein in order to effect their distribution of the Debentures and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section that would, in the opinion of counsel for the Company, violate applicable law or to include information the disclosure of which at the time would result in a Material Adverse change in the business or operations of the Company and/or its subsidiaries, as determined in good faith by the Company.

      (m) In the case of any Shelf Registration Statement, the Company shall:

                  (i) make available at reasonable times prior to the effectiveness of the related Shelf Registration Statement for inspection by representatives of the Holders of Transfer Restricted Securities to be registered thereunder and any attorney, accountant or other agent retained by such Holders, at the office where normally kept during normal business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders' attorneys, accountants or other agents in connection with any such Shelf Registration Statement as is customary for similar due diligence examinations; provided, however, that the foregoing inspection and information gathering shall be coordinated by one counsel designated by the Holders and that such persons shall first agree in writing with the Company that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such person, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; and

                  (ii) upon the effectiveness of such Shelf Registration Statement and the effectiveness of each post-effective amendment thereto, deliver such documents and certificates as may be reasonably requested by the Majority Holders, including those to evidence compliance with Section 4(h).

      (n) The Company may offer securities of the Company other than the Debentures under the Shelf Registration Statement, except where such offer would conflict with the terms of the Purchase Agreement.

            SECTION 5. HOLDERS' AGREEMENTS.

                  Each Holder of Transfer Restricted Securities severally but not jointly, by the acquisition of such Transfer Restricted Securities, agrees:

      (a) To furnish the information required to be furnished pursuant to
Section 4(k) hereof within the time period set forth therein.

      (b) That upon receipt of a notice of the commencement of a Supplemental Delay Period, it will keep the fact of such notice confidential, forthwith discontinue disposition of its Transfer Restricted Securities pursuant to the Shelf Registration Statement, and will not deliver any Prospectus forming a part thereof until receipt of the amended or supplemented Shelf Registration Statement or Prospectus, as applicable, as contemplated by Section 4(h) hereof, or until receipt of the Advice.

      (c) If so directed by the Company in a notice of the commencement of a Supplemental Delay Period, each Holder of Transfer Restricted Securities will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering the Transfer Restricted Securities.

      (d) Sales of such Transfer Restricted Securities pursuant to a Shelf Registration Statement shall only be made in the manner set forth in such currently effective Shelf Registration Statement and in accordance with applicable law. Upon each such sale, each selling Holder will deliver a notice of such sale, substantially in the form of Exhibit B to the Company and the Trustee.

            SECTION 6. REGISTRATION EXPENSES.

                  The Company shall bear all expenses incurred in connection with the performance of its obligations under Section 3 and Section 4 hereof and will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection with any Shelf Registration Statement. Notwithstanding the foregoing or anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and commission of any Underwriters with respect to any Transfer Restricted Securities sold by it.

            SECTION 7. INDEMNIFICATION AND CONTRIBUTION.

      (a) Indemnification of the Holders. The Company agrees to indemnify and hold harmless each Holder of Transfer Restricted Securities covered by the Shelf Registration Statement (including each Initial Purchaser), its directors, officers and employees and each person who controls any such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "indemnified party") against any loss, claim, damage, liability or expense, as incurred, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof) arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any Prospectus, or in any amendment thereof or supplement thereto, or arises out of, or is based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, and to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of, or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein. This indemnity agreement set forth in this Section shall be in addition to any liabilities which the Company may otherwise have.

      (b) Indemnification of the Company. Each Holder of Transfer Restricted Securities covered by a Shelf Registration Statement (including each Initial Purchaser) severally and not jointly agrees to indemnify and hold harmless the Company, its directors, officers and employees and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement set forth is this Section shall be in addition to any liabilities which any such Holder may otherwise have. In no event shall any Holder, its directors, officers or any person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Shelf Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

      (c) Notification and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof may be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 7 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel (as provided in the following sentence) to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

      (d) Settlements. The indemnifying party under this Section shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (e) Contribution. If the indemnification provided for in this Section 7 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Shelf Registration Statement that resulted in such losses, claims, damages and liabilities; provided, however, that in no case shall any Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Note, as set forth in the Purchase Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits, but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the sum of (x) the total net proceeds from the Initial Placement (before deducting expenses) as set forth in the Purchase Agreement and (y) the total amount of additional interest that the Company was not required to pay as a result of registering the securities covered by the Shelf Registration Statement that resulted in such losses, claims, damages, liabilities or expenses. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth in the Purchase Agreement, and benefits received by any other Holders shall be deemed to be equal to the value of the Transfer Restricted Securities sold by such Holders under the Shelf

Registration Statement. The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under paragraph (c) for purposes of indemnification.

                  The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above.

                  Notwithstanding the provisions of this paragraph (d), no Initial Purchaser shall be required to contribute any amount in excess of the commissions received by such Initial Purchaser in connection with the Debentures resold by it in the initial placement of the Debentures. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer of the Company who shall have signed the Shelf Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). The obligations of each Holder and each Initial Purchaser hereunder are several and not joint.

      (f) Survival. The provisions of this Section 7 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive the sale by a Holder of Transfer Restricted Securities or Exchange Debentures.

            SECTION 8. RULE 144A AND RULE 144.

                  The Company agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15 (d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

            SECTION 9. MISCELLANEOUS.

      (a) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that would prevent the Company from satisfying or continuing to satisfy its obligations herein or that would otherwise conflict with the provisions hereof. Without limiting the foregoing, the Company may from time to time grant registration rights to holders of its securities so long as such rights do not diminish the contractual obligations of the Company to the Holders herein.

      (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Debentures; provided, however, that with respect to any matter that directly or indirectly adversely affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to depart from the provisions hereof, with respect to a matter, which relates exclusively to the rights of Holders whose securities are being sold pursuant to a Shelf Registration Statement and does not directly or indirectly adversely affect the rights of other Holders, may be given by the Majority Holders, determined on the basis of Debentures being sold rather than registered under such Shelf Registration Statement.

      (c) Notices. All notices and other communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

                  (i) if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of this (c), which address initially is, with respect to each Holder, the address of such Holder maintained by the registrar under the Indenture

                  (ii) if to the Initial Purchasers, initially at the respective addresses set forth in the Purchase Agreement; and

                  (iii) if to the Company, initially at its address set forth in the Purchase Agreement.

                  All such notices and communications shall be deemed to have been duly given when received.

                  Upon the date of filing of a Shelf Registration Statement notice shall be delivered to Banc of America Securities LLC, on behalf of the Initial Purchasers in the form attached hereto as Exhibit A.

                  Any party hereto may change the address for receipt of communications by giving written notice to the others.

      (d) Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the parties hereto, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Debentures. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Debentures and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

      (e) Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

      (f) Headings. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (g) Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

      (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

      (i) Debentures Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Debentures is required hereunder, Debentures held by the Company or its Affiliates (other than subsequent Holders of Debentures if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Debentures) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

      (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                              RADIAN GROUP INC.

                                              By:  /s/ Howard S. Yaruss
                                                 --------------------------
                                              Name:  Howard S. Yaruss
                                              Title: Senior Vice President



BANC OF AMERICA SECURITIES LLC
LEHMAN BROTHERS INC.


By: BANC OF AMERICA SECURITIES LLC



By:  /s/ Derek Dillon
   --------------------------
Name:  Derek Dillon
Title: Managing Director

                                                                       EXHIBIT A

                                                                          , 2002

                                RADIAN GROUP INC.

             FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

                  The undersigned beneficial holder of Senior Convertible Debentures due 2022 (the "Debentures") of the Radian Group Inc. ("Radian Group" or "Registrant") or common stock, $.001 par value (the "common stock" and, together with the Debentures, the "Registrable Securities") of Radian Group understands that the Registrant has filed or intends to file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (the "Shelf Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of January 11, 2002 (the "Registration Rights Agreement"), between Radian Group and the initial purchasers named therein. A copy of the Registration Rights Agreement is available from Radian Group upon request at the address set forth below. Each capitalized term not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.

                  Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below). BENEFICIAL OWNERS THAT DO NOT COMPLETE THIS NOTICE AND QUESTIONNAIRE AND DELIVER IT TO RADIAN GROUP WITHIN 20 BUSINESS DAYS OF THE DATE OF THIS NOTICE AND QUESTIONNAIRE AS PROVIDED BELOW WILL NOT BE NAMED AS SELLING SECURITYHOLDERS IN THE PROSPECTUS AND THEREFORE WILL NOT BE PERMITTED TO SELL ANY REGISTRABLE SECURITIES PURSUANT TO THE SHELF REGISTRATION STATEMENT. NOTWITHSTANDING THE FOREGOING, TRANSFEREES OF ALL OR ANY PORTION OF THE REGISTRABLE SECURITIES MAY COMPLETE THIS NOTICE AND QUESTIONNAIRE AND DELIVER IT TO RADIAN GROUP ON OR PRIOR TO THE EARLIER OF (1) THE 20TH BUSINESS DAY AFTER THE DATE OF COMPLETION OF THE TRANSFER TO SUCH TRANSFEREE AND (2) 9:00 A.M., PHILADELPHIA TIME, ON THE SECOND BUSINESS DAY PRIOR TO THE DATE THE SHELF REGISTRATION STATEMENT IS DECLARED EFFECTIVE BY THE SEC. Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire prior to the effectiveness of the Shelf Registration Statement so that such beneficial owners maybe named as selling securityholders in the related prospectus at the time of effectiveness. Radian Group has agreed to pay additional interest pursuant to the Registration Rights Agreement under certain circumstances as set forth therein.

                  Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

                                     NOTICE

                  The undersigned beneficial owner (the "Selling Securityholder") of Registrable Securities hereby gives notice to Radian Group of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

                  Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless The Radian Group's directors and officers and each person, if any, who controls The Radian Group within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against certain losses arising in connection with statements concerning the undersigned made in the Shelf Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire.

                  Upon any sale of Registrable Securities pursuant to the Shelf Registration Statement, the undersigned will be required to deliver to Radian Group and the Trustee the Notice of Transfer (completed and signed) set forth in
Exhibit 1 attached hereto and hereby undertakes to do so.

                  The undersigned hereby provides the following information to The Radian Group and represents and warrants that such information is accurate and complete:


                                  QUESTIONNAIRE

1. (a)   Full Legal Name of Selling Securityholder:


         -----------------------------------------------------------------------

   (b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item 3 below are held:


         -----------------------------------------------------------------------

   (c) Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in
         Item 3 below are held:


         -----------------------------------------------------------------------

2. Address for Notices to Selling Securityholder:

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

Telephone:
          ----------------------------------------------------------------------

Fax:
    ----------------------------------------------------------------------------

Contact Person:
               -----------------------------------------------------------------

3. Beneficial Ownership of Registrable Securities:

   (a)   Type and Principal Amount of Registrable Securities Beneficially owned:


         -----------------------------------------------------------------------

   (b)   CUSIP No(s).of such Registrable Securities Beneficially owned:


         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

4. Beneficial Ownership of Other Securities of Radian Group owned by the Selling
   Securityholder:

      Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of Radian Group other than the Registrable Securities listed above in Item 3.

   (a)   Type and Amount of Other Securities Beneficially owned by the Selling
         Securityholder:


         -----------------------------------------------------------------------

   (b)   CUSIP No(s). of such Other Securities Beneficially owned:


         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

5. Relationships with Radian Group:

   Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with Radian Group (or its predecessors or affiliates) during the past three years.

   State any exceptions here:
                             ---------------------------------------------------

   -----------------------------------------------------------------------------

6.  Plan of Distribution:

   Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item 3 pursuant to the Shelf Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent's commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging positions they assume. The undersigned may also sell Registrable Securities short and deliver Registrable Securities to close out short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

   State any exceptions here:
                             ---------------------------------------------------

   -----------------------------------------------------------------------------

   Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of The Radian Group.

                  The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Registration Rights Agreement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

                  The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein.

                  Pursuant to the Registration Rights Agreement, Radian Group has agreed under certain circumstances to indemnify the Selling Securityholder against certain liabilities.

                  In accordance with the undersigned's obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify Radian Group of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below. In the event that the undersigned transfers all or any portion of the Registrable Securities listed in Item 3 above after the date on which such information is provided to Radian Group, the undersigned agrees to notify the transferee(s) at the time of transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

                  By signing below, the undersigned consents to the disclosure of the information contained herein in, its answers to Items 1 through 6 above and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by Radian Group in connection with the preparation of amendment or the Shelf Registration Statement and the related prospectus.

                  Once this Notice and Questionnaire is executed by the undersigned and received by Radian Group, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of Radian Group and the undersigned with respect to the Registrable Securities Beneficially owned by the undersigned and listed in Item 3 above. This Agreement shall be governed in all respects by the laws of the State of New York.

                  IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:
                                         --------------------------------------
                                         Beneficial Owner

                                         By:
                                            -----------------------------------

                                         Name:
                                              ---------------------------------

                                         Title:
                                               --------------------------------





               PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND
                     QUESTIONNAIRE TO RADIAN GROUP INC. AT:
                                Radian Group Inc.
                               1601 Market Street
                             Philadelphia, PA 19103
                              Attn: General Counsel

                                                                       EXHIBIT B

              NOTICE TO TRANSFER PURSUANT TO REGISTRATION STATEMENT

The Bank of New York
101 Barclay Street
Floor 21 West
New York, NY 10286

Attention: Corporate Trust Administration

Radian Group Inc.
1601 Market Street
Philadelphia, PA 19103

Attention: General Counsel

Re:   Radian Group Inc. (the "Company")
      2.25% Senior Convertible Debentures due
      2022 (the "Debentures")

Dear Sirs:

                  Please be advised that         has transferred $

     aggregate principal amount of the Debentures or       shares of the
     Company's Common Stock, issued on conversion, repurchase or redemption of the Debentures, pursuant to the Registration Statement on Form S-3 (File No.333- ) filed by the Company.

                  We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied with respect to the transfer described above and that the above-named Beneficial owner of the Debentures or Common Stock is named as a selling
     securityholder in the Prospectus dated        , 2002 or in amendments or
     supplements thereto, and that the aggregate principal amount of the Debentures or number of shares of Common Stock transferred are [a portion of] the Debentures or Common Stock listed in such Prospectus as amended or supplemented opposite such owner's name.

                                     Very truly yours,

                                     ------------------------------------------
                                                      (Name)

                                     By:
                                        ---------------------------------------
                                             (Authorized Signature)
Dated:
      -------------------------




                                      B-1